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                                 Exhibit (10)(a)




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                        THIRD AMENDED AND RESTATED CREDIT

                                       AND

                               SECURITY AGREEMENT


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                            BNY FINANCIAL CORPORATION
                                   (AS LENDER)


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                                      WITH


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                            COLD METAL PRODUCTS, INC.
                                   (BORROWER)


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                               As of April 1, 1998

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                                Table of Contents
                                -----------------


I.    DEFINITIONS..............................................................1

   1.1   Accounting Terms......................................................1

   1.2   General Terms.........................................................2

   1.3   Uniform Commercial Code Terms........................................15

   1.4   Certain Matters of Construction......................................15

II.   ADVANCES, PAYMENTS......................................................15

   2.1.  (a) Revolving Advances...............................................15
         (b) Discretionary Rights.............................................16

   2.2.  Procedure for Revolving Advances Borrowing...........................16

   2.3.  Disbursement of Advance Proceeds.....................................17

   2.4.  INTENTIONALLY OMITTED................................................17

   2.5.  Maximum Advances.....................................................17

   2.6.  Repayment of Advances................................................17

   2.7.  Repayment of Excess Advances.........................................18

   2.8.  Statement of Account.................................................18

   2.9.  Letters of Credit and Acceptances....................................18

   2.10. Issuance of Letters of Credit; Creation of Acceptances...............19

   2.11. Requirements For Issuance of Letters of Credit and Acceptances.......19

   2.12. Additional Payments..................................................20

   2.13. Mandatory Prepayments................................................20

III.  INTEREST AND FEES.......................................................20

   3.1   Interest.............................................................20

   3.2   Letter of Credit and Acceptance Fees.................................21

   3.3.  INTENTIONALLY OMITTED................................................21

   3.4   Collateral Monitoring Fee............................................21

   3.5   Computation of Interest and Fees.....................................22

   3.6   Maximum Charges......................................................22

   3.7   Regulatory Changes...................................................22

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   3.8   Intentionally Omitted................................................23

   3.9.  Taxes................................................................23

   3.10. Survival.............................................................23

IV.   COLLATERAL: GENERAL TERMS...............................................24

   4.1   Security Interest in the Collateral..................................24

   4.2   Perfection of Security Interest......................................24

   4.3   Disposition of Collateral............................................24

   4.4   Preservation of Collateral...........................................24

   4.5   Ownership of Collateral..............................................25

   4.6   Defense of Lender's Interests........................................25

   4.7   Books and Records....................................................26

   4.8   Financial Disclosure.................................................26

   4.9   Compliance with Laws.................................................26

   4.10  Inspection of Premises...............................................26

   4.11  Insurance............................................................27

   4.12  Failure to Pay Insurance.............................................27

   4.13  Payment of Taxes.....................................................28

   4.14  Payment of Leasehold Obligations.....................................28

   4.15  Receivables..........................................................28
    (a)  Nature of Receivables................................................28
    (b)  Solvency of Customers................................................28
    (c)  Locations of Borrower................................................29
    (d)  Collection of Receivables............................................29
    (e)  Notification of Assignment of Receivables............................29
    (f)  Power of Lender to Act on Borrower's Behalf..........................29
    (g)  No Liability.........................................................30
    (h)  Establishment of a Lockbox Account, Dominion Account.................30
    (i)  Adjustments..........................................................31

   4.16  Inventory............................................................31

   4.17  Maintenance of Equipment.............................................31

   4.18  Exculpation of Liability.............................................31

   4.19  Environmental Matters................................................31

   4.20  Financing Statements.................................................34

   4.21  Release of Security Interest in Equipment............................34

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V.    REPRESENTATIONS AND WARRANTIES..........................................34

   5.1   Authority............................................................34

   5.2   Formation and Qualification..........................................35

   5.3   Survival of Representations and Warranties...........................35

   5.4   Tax Returns..........................................................35

   5.5   Financial Statements.................................................35

   5.6   Corporate Name.......................................................36

   5.7   O.S.H.A. and Environmental Compliance................................36

   5.8   Solvency; No Litigation, Violation, Indebtedness or Default..........36

   5.9   Patents, Trademarks, Copyrights and Licenses.........................39

   5.10  Licenses and Permits.................................................39

   5.11  Default of Indebtedness..............................................39

   5.12  No Default...........................................................40

   5.13  No Burdensome Restrictions...........................................40

   5.14  No Labor Disputes....................................................40

   5.15  Margin Regulations...................................................40

   5.16  Investment Company Act...............................................40

   5.17  Disclosure...........................................................40

   5.18  INTENTIONALLY OMITTED................................................40

   5.19  Swaps................................................................41

   5.20  Conflicting Agreements...............................................41

   5.21  Application of Certain Laws and Regulations..........................41

   5.22  Business and Property of Borrower....................................41

   5.23. Workers' Compensation................................................41

   5.24. Responsible Premises.................................................41

VI.   AFFIRMATIVE COVENANTS...................................................42

   6.1   Payment of Fees......................................................42

   6.2   Conduct of Business and Maintenance of Existence and Assets..........42

   6.3   Violations...........................................................43

   6.4   Government Receivables...............................................43

   6.5   Current Ratio........................................................43

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   6.6   INTENTIONALLY OMITTED................................................43

   6.7   INTENTIONALLY OMITTED................................................43

   6.8   Fixed Charge Coverage................................................43
   6.9   Total Liabilities to Equity..........................................44

   6.10  Execution of Supplemental Instruments................................44

   6.11  Payment of Indebtedness..............................................44

   6.12  Standards of Financial Statements....................................44

VII.     NEGATIVE COVENANTS...................................................44

   7.1   Merger, Consolidation, Acquisition and Sale of Assets................45

   7.2   Creation of Liens....................................................45

   7.3   Guarantees...........................................................45

   7.4   Investments..........................................................45

   7.5   Loans................................................................45

   7.6   Capital Expenditures.................................................46

   7.7   Dividends............................................................46

   7.8   Indebtedness.........................................................46

   7.9   Nature of Business...................................................46

   7.10  Transactions with Affiliates.........................................46

   7.11  Leases...............................................................47

   7.12  Subsidiaries.........................................................47

   7.13  Fiscal Year and Accounting Changes...................................47

   7.14  Pledge of Credit.....................................................47

   7.15  Amendment of Articles of Incorporation, By-Laws......................47

   7.16  Compliance with ERISA and PBA........................................47

   7.17  Prepayment of Indebtedness...........................................48

VIII.    CONDITIONS PRECEDENT.................................................48

   8.1   Conditions to Initial Advances.......................................48
   (a)   Filings, Registrations and Recordings................................48
   (b)   Corporate Proceedings of Borrower....................................48
   (c)   Incumbency Certificates of Borrower..................................49
   (d)   Certificates.........................................................49
   (e)   Good Standing Certificates...........................................49

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   (f)   Legal Opinion........................................................49
   (g)   Guarantee, Guarantor Security Documents..............................49
   (h)   Consents.............................................................49
   (i)   No Adverse Material Change...........................................49

   8.2   Conditions to Each Advance...........................................50
   (a)   Representations and Warranties.......................................50
   (b)   No Default...........................................................50
   (c)   Maximum Advances.....................................................50

IX.   INFORMATION AS TO BORROWER..............................................50

   9.1   Disclosure of Material Matters.......................................51

   9.2   Schedules............................................................51

   9.3   Environmental Reports................................................51

   9.4   Litigation...........................................................51

   9.5   Material Occurrences.................................................51

   9.6   Government Receivables...............................................52

   9.7   Annual Financial Statements..........................................52

   9.8   INTENTIONALLY OMITTED................................................52

   9.9   Monthly Financial Statements.........................................52

   9.10  Other Reports........................................................53

   9.11  Additional Information...............................................53

   9.12  Projected Operating Budget...........................................53

   9.13  Revisions to Projections.............................................53

   9.14  Notice of Suits, Adverse Events......................................53

   9.15  ERISA Notices and Requests...........................................53

   9.16  Additional Documents.................................................54

X.    EVENTS OF DEFAULT.......................................................54

XI.   BANK'S RIGHTS AND REMEDIES AFTER DEFAULT................................57

   11.1  Rights and Remedies..................................................57

   11.2  Lender's Discretion..................................................58

   11.3  Setoff...............................................................58

   11.4  Rights and Remedies not Exclusive....................................58

XII.  WAIVERS AND JUDICIAL PROCEEDINGS........................................59

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   12.1     Waiver of Notice..................................................59

   12.2     Delay.............................................................59

   12.3     Jury Waiver.......................................................59

XIII.    EFFECTIVE DATE AND TERMINATION.......................................59

   13.1     Term..............................................................59

   13.2     Termination.......................................................60

XIV.     MISCELLANEOUS........................................................60

   14.1     Governing Law.....................................................60

   14.2     Entire Understanding..............................................60

   14.3     Successors and Assigns; Participations; New Lenders...............61

   14.4     Application of Payments...........................................61

   14.5     Indemnity.........................................................61

   14.6     Notice............................................................62

   14.7     Severability......................................................63

   14.8     Expenses..........................................................63

   14.9     Injunctive Relief.................................................63

   14.10    Consequential Damages.............................................63

   14.11    Captions..........................................................63

   14.12    Counterparts; Telecopied Signatures...............................63

   14.13    Construction......................................................64






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                        THIRD AMENDED AND RESTATED CREDIT
                                       AND
                               SECURITY AGREEMENT


         Third Amended and Restated Credit and Security Agreement dated as of April 1,1998 between COLD METAL PRODUCTS, INC., a corporation organized under the laws of the State of New York ("Borrower"), and BNY FINANCIAL CORPORATION ("Lender"), a corporation organized under the laws of the State of New York.

                                   BACKGROUND

         Borrower and The Bank of New York ("Bank") have previously entered into a Second Amended and Restated Credit and Security Agreement dated as of August 1, 1994 (the "Original Loan Agreement"). Bank assigned all of its right, title and interest in the Original Loan Agreement and all Other Documents to Lender effective as of July 1, 1997. Borrower has requested Lender to amend and restate the Original Loan Agreement to provide, inter alia, for the working capital needs of the Guarantor (as hereafter defined) following the amalgamation of Cold Metal Products Company, Ltd. and Direct Steel Inc. By execution of this Agreement, Borrower and Lender wish to amend and restate the Original Loan Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Borrower and Lender hereby agree as follows:

                            AMENDMENT AND RESTATEMENT

         As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Loan Agreement shall be deemed amended and restated in their entirety as follows and the Original Loan Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall impair, limit or affect the Liens heretofore granted, pledged or assigned to Lender as security for Borrowers' obligations to Lender under the Original Loan Agreement.

I.       DEFINITIONS.

         1.1. Accounting Terms. As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrower for the fiscal year ended March 31, 1997.


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         1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

              "Acceptances" shall have the meaning set forth in Section 2.9 hereof.

              "Acceptance Fees" shall have the meaning set forth in Section 3.2(i)(C) hereof.

              "Advances" shall mean and include the Revolving Advances, Letters of Credit and Acceptances.

              "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

              "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

              "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

              "Authority" shall have the meaning set forth in Section 4.19(d).

              "Average Monthly LIBOR Rate" shall mean, at any date of determination, the rate per annum for the one month LIBOR rate as published in The Wall Street Journal, averaged monthly on a calendar month basis.

              "Bank" shall mean The Bank of New York and any successor thereto.

              "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

              "Borrower" shall mean Cold Metal Products, Inc., a New York corporation, and all permitted successors and assigns.

              "Borrower's Exempt Property" shall mean and include any and all property of Borrower, real or personal, which is subject to a security interest in favor of The CIT Group/Equipment Financing, Inc. pursuant to the Ottawa Financing.

              "Borrowing Base Certificate" means a certificate duly executed by an officer of

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Borrower appropriately completed and in substantially the form of Schedule
1.2(c) hereto.

              "Business Day" shall mean with respect to LIBOR Rate Loans, any day on which Lender is open for domestic and international business, including dealings in Dollar deposit in London, England and New York, New York and with respect to all other loans, any day other than a day on which Lender is authorized or required by law to close.

              "Canadian Dollar" shall mean the lawful money of Canada.

              "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

              "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person who is not an Original Owner or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 35% or more of the securities having ordinary voting power for the election of directors of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

              "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation, the Pension Regulator or any environmental agency or superfund), upon the Collateral, Borrower, Guarantor or any of its or their Affiliates.

              "Closing Date" shall mean April 1, 1998 or such other date as may be agreed to by the parties hereto.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

              "Collateral" shall mean and include, in each case whether now or hereafter existing or now owned or hereafter acquired by Borrower or Guarantor (and whether or not the same is subject to Article 8 or 9 of the Uniform Commercial Code or constitutes Collateral by reason of one or more than one of the following clauses), the following:

                  (a) all Receivables;

                  (b) all Inventory;

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                  (c) all Equipment;

                  (d) all General Intangibles;

                  (e) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Borrower or Guarantor or Borrower's or Guarantor's respective interests in any of the foregoing) which at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (f) all of Borrower's and Guarantor's right, title and interest in and to all goods and other property, whether or not delivered, (i) the sale, lease or furnishing of which gives or purports to give rise to any Receivable, including but not limited to all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including all of Borrower's and Guarantor's rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation with respect to such goods and other properties;

                  (g) all documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to any and all items of Collateral;

                  (h) all guaranties, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

                  (i) (i) all cash held as cash collateral pursuant to Section
3.2 and, to the extent not otherwise constituting Collateral, all other cash at any time on deposit with or held by Lender for the account of Borrower or Guarantor (whether for safekeeping, custody, pledge, transmission or otherwise),
(ii) all deposit accounts (whether time or demand or interest or non-interest bearing) of Borrower or Guarantor with (A) Lender, including those to which any such cash may at any time and from time to time be credited, and (B) with other institutions, but only if, in the case of accounts with other institutions, proceeds of Collateral have been or are to be deposited in or credited to such accounts, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (A) such investments and reinvestments and (B) such accounts;

                  (j) to the extent not included in the foregoing, all Guarantor Collateral, and

                  (k) all products and proceeds of such Collateral in whatever form, including, but not limited to, all claims to items referred to in the definition of Collateral and all claims of Borrower or Guarantor against third parties (i) for (A) loss, destruction or infringement of, or damage to, and (B) payments due or to become due under leases, rentals and hires of, any or all of the Collateral and (ii) for proceeds payable under or unearned premiums with respect to

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policies of insurance; provided, however, that notwithstanding any of the foregoing provisions, "Collateral" shall not include any of Borrower's Exempt Property.

              "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's or, as the case may be, Guarantor's, business, including, without limitation, any Consents required under all applicable federal, state, provincial or other applicable law.

              "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

              "Customer" shall mean and include the account debtor with respect to any Receivable or the prospective purchaser of goods, services or both with respect to any contract or contract right, or any party who enters into or proposes to enter into any contract or other arrangement with Borrower or Guarantor, pursuant to which Borrower or Guarantor is to deliver any personal property or perform any services.

              "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

              "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

              "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

              "Documents" shall have the meaning set forth in Section 8.1(b) hereof.

              "Dollar" and the sign "$" shall mean lawful money of the United States of America.

              "Dollar Equivalent" shall mean, on any date of determination thereof, the amount of Dollars which could be purchased with the amount of Canadian Dollars at the spot rate then being offered by the Bank as determined by Lender.

              "Domestic Rate Loan" shall mean any Advance based upon the Alternate Base Rate.

              "Eligible Inventory" shall mean and include Inventory valued at the lower of cost or market value, determined on a first-in-first-out basis, which, in Lender's opinion, meets all of the following requirements:

                  (a) such Inventory (i) is subject to the security interest of Lender and such security interest is perfected as to such Inventory, and (ii) is subject to no other Lien whatsoever;

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                  (b) such Inventory is in good condition and meets all
standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale;

                  (c) such Inventory is currently either readily usable or salable, at prices approximating at least cost, in the normal course of Borrower's or Guarantor's business ;

                  (d) no event has occurred and no condition exists which would substantially impede Borrower's or, as the case may be, Guarantor's, ability to continue to use or sell such Inventory in the normal course ;

                  (e) no claim disputing Borrower's or Guarantor's title to, or right to possession of or dominion over, its respective Inventory has been asserted ;

                  (f) such Inventory is not determined by Lender to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.

                  "Eligible Receivables" shall mean each Receivable arising in the ordinary course of Borrower's or Guarantor's business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. A Receivable will not be "eligible" unless Lender in its sole and absolute discretion determines that it meets all of the following requirements:

                  (a) such Receivable represents a complete bona fide transaction which requires no further act under any circumstances on the part of Borrower or Guarantor to make such Receivable payable by the Customer and which arises from an arm's length transaction between unrelated parties in the ordinary course of Borrower's or, as the case may be, Guarantor's, business ;

                  (b) such Receivable shall not be unpaid more than 90 days from the date of the original invoice;

                  (c) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Customer on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

                  (d) such Receivable is not evidenced by chattel paper or an instrument of any kind;

                  (e) the Customer with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on the business of such Customer or is not, in the sole discretion of Lender, deemed ineligible for credit or other

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



reasons;

                  (f) if such Receivable arises from the performance of services, such services have been fully rendered;

                  (g) if the Customer with respect thereto is located outside of Canada or the United States of America (excluding for this purpose the Commonwealth of Puerto Rico), the goods which gave rise to such Receivable were shipped after receipt by Borrower, or Guarantor, as the case may be, from the Customer of an irrevocable letter of credit, which letter of credit has been issued or confirmed by a financial institution acceptable to Lender and is in form and substance acceptable to Lender, payable in the full face amount of the face value of the Receivable in freely convertible United States dollars at a place of payment located within such United States, or Lender is otherwise satisfied with the collectability of the Receivable;

                  (h) such Receivable is a valid, legally enforceable obligation of the Customer with respect thereto and is not subject to any present, or contingent, and no facts exist which are the basis for any future, offset or counterclaim or other defense or dispute on the part of such Customer;

                  (i) such Receivable is subject to the security interest of Lender and such security interest is perfected as to such Receivable and such Receivable is subject to no other Lien whatsoever;

                  (j) such Receivable is evidenced by an invoice or other documentation in form acceptable to Lender;

                  (k) Borrower or Guarantor has observed and complied with all laws of the State, province or other political unit in which the Customer on such Receivable is located which, if not observed and complied with, would deny to Borrower or, as the case may be, Guarantor access to the courts of such State, province or other political unit;

                  (l) such Receivable does not arise out of any transaction with a subsidiary or affiliate of Borrower or Guarantor or with a Governmental Authority, entity or agency;

                  (m) such Receivable is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

                  (n) the goods giving rise to such Receivable were not, at the time of the sale or leasing thereof, subject to any Lien, except the security interest of Lender or the security interest under the Guarantor Security Documents or Permitted Liens;

                  (o) such Receivable is payable in freely transferable United States Dollars or, in the case of Guarantor, Canadian Dollars; and


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



                  (p) such Receivable is not determined by Lender to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Laws" shall mean all federal, state, provincial and local environmental, land use, health, chemical use, statutes, regulations, rules, decrees, orders, programs, duties, ordinances and codes relating to the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, decisions, orders and directives of federal, state, provincial and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include all of Borrower's, and Guarantor's goods, (excluding Inventory and Borrower's Exempt Property) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  "Fixed Rate Loan" shall mean a LIBOR Rate Loan.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include all of Borrower's and Guarantor's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower or Guarantor to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Authority" means any nation or government, any state, any province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantee" shall mean collectively, the guarantee dated as of August 4, 1987 whereby the Guarantor's predecessor guaranteed the obligations of the Borrower to the Bank, the supplemental guarantee dated May 14, 1997 whereby the Guarantor's predecessor guaranteed the obligations of the Borrower to the Bank, the acknowledgment and confirmation dated May 14, 1997 whereby the Guarantor's predecessor acknowledged and confirmed the obligation of its predecessor to the Bank and the acknowledgement and assumption agreement dated April 1, 1998 whereby the Guarantor, inter alia, acknowledged and assumed the obligations of its predecessors as assigned to Lender, as the same may be amended, supplemented, revised or replaced from time to time.

                  "Guarantor" shall mean Cold Metal Products, Limited., an Ontario, Canada corporation, the surviving company resulting from the amalgamation of Cold Metal Products Company, Ltd. and Direct Steel Inc.

                  "Guarantor Collateral" shall mean all property and assets, real or personal, moveable or immoveable, tangible or intangible, now owned or hereafter acquired, of the Guarantor.

                  "Guarantor Plan" shall mean a Plan listed on Schedule
5.8(d)(2).

                  "Guarantor Security Documents" shall mean, collectively, a US $100,000,000 fixed and floating charge debenture, a pledge of the debenture, a hypothec of moveable and immoveable property, an assumption agreement in regard to certain existing security and charges/mortgages of lands in respect of the two parcels of real estate of the Guarantor in Hamilton, Ontario, and one parcel in Concord, Ontario as the same may be amended, supplemented, revised, replaced or restated from time to time.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous

Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Ontario EPA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA, Ontario EPA or applicable federal, provincial or state law, and any other applicable federal, provincial or state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Inventory" shall mean all of Borrower's and Guarantor's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, scrap metal, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's or Guarantor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a)(ii) hereof.

                  "Lender" shall mean BNY Financial Corporation and any successor or assign.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.9.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                  "LIBOR Rate Loan" shall mean an Advance at any time that it bears interest based on the Average Monthly LIBOR Rate.

                  "Lien" shall mean (a) any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code, PPSA, the Civil Code of Quebec or comparable law of any jurisdiction and
(b) to the extent not included under clause (a), and only with respect to the Guarantor, (i) any rights of repossession or similar rights of unpaid suppliers,
(ii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restrictment, lease or other title exception or encumbrance affecting property, and (iii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute or law of any jurisdiction, at common law, in equity or by any agreement.

                  "Maximum Loan Amount" shall mean $70,000,000.

                  "Maximum Revolving Advance Amount" shall mean $70,000,000.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Obligations" shall mean and include any and all of Borrower's Indebtedness or liabilities to Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness or liabilities under this Agreement or under any other agreement between Lender and Borrower and all obligations of Borrower to Lender to perform acts or refrain from taking any action.

                  "Ontario EPA" shall mean the Environmental Protection Act of Ontario, Canada as the same may be amended or replaced from time to time.

                  "Original Loan Agreement" shall have the meaning set forth in the Background section of this Agreement.

                  "Original Owners" shall mean AARQUE Management Corporation, a New York corporation.

                  "Other Documents" shall mean the Guarantee, the Guarantor Security Documents and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, mortgages, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or Guarantor and delivered to Lender or to Bank in respect of the transactions contemplated by this Agreement.

                  "Ottawa Financing" shall mean and include any and all Indebtedness of the Borrower in connection with that certain Loan and Security Agreement dated November 22, 1996 between Borrower and CIT Group/Equipment Financing, Inc., and shall also refer to any and all documents executed in connection therewith, each as in effect on the Closing Date.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "PBA" shall mean the Pension Benefits Act (Ontario) and the Supplemental Pension Plans Act (Quebec), each as amended and replaced from time to time, each as applicable, and the applicable acts, statutes, laws or regulations of any other applicable jurisdiction regulating to or governing Plans.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Payment Office" shall mean initially 1290 Avenue of the Americas, New York, New York 10104; thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

                  "Pension Regulator" shall mean the Superintendent of Pensions or, to the extent applicable, Pension Commission of Ontario or its successors or any similar Governmental Authority of any other applicable jurisdiction having authority to regulate, govern or administer Plans, and any Governmental Authority succeeding to the functions thereof.

                  "Permitted Encumbrance" shall mean (a) (i) a Lien consented to in writing by the Lender and (ii) (A) a Lien for taxes not yet due and (B) any other Lien, such as those in favor of a landlord, warehouseman, carrier, or the like, arising by operation of law and incurred in the ordinary course of business that does not (1) arise under ERISA or, except for contribution amounts not due and unpaid and for an inchoate Lien in connection with a solvency deficiency or unfunded liability greater than the Threshold Amount or as consented to by the Lender from time to time, the PBA or under any environmental law, or (2) secure an obligation (aa) which is (x) due and payable or (y) for borrowed money, or (bb) which, when aggregated with all other obligations secured by Liens otherwise permitted by this clause (a)(ii)(B)(2) would exceed $100,000 at any time outstanding, but only, in the case of a Lien referred to in either clause (i) or (ii), until Lender shall have requested the discharge thereof and so long as availability is sufficient to permit adequate reserves against such Lien, (b) , Liens with respect to Borrower's Exempt Property or any refinancing, restructure or replacement of the indebtedness in connection therewith as permitted by Schedule 7.8 and in the case of any Real Property, any and all exceptions or other qualifications included in any title option for Real Property or in any title policy for such Real Property delivered to Lender through the Closing Date, (c) the encumbrances described on Schedule 7.2 and (d) Liens created in favor of Lender.

                  "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of a Controlled Group or any such Plan to which Borrower or any member of a Controlled Group is required to contribute on behalf of any of its employees and includes, in the case of the Guarantor, any pension plan required to be registered under the PBA which the Guarantor sponsors, maintains or to which it makes or is obligated to make contributions or in respect of which the Guarantor has incurred or may incur any liability, including contingent liability, either to such plan, the Pension Regulator, any administrator, trustee, Governmental Authority or other Person.

                  "PPSA" means the Personal Property Security Act of Ontario, as the same may be amended or replaced from time to time.

                  "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of Borrower's and Guarantor's right, title and interest in and to the premises set forth on Schedule 1.2(a) hereof.

                  "Receivables" shall mean and include all of Borrower's and Guarantor's accounts, contract rights, instruments (including those evidencing indebtedness among Borrower and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower or Guarantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

                  "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a)(i) hereof.

                  "Regulatory Change" means an applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, or issued after the date hereof, that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon Lender by any jurisdiction (or any political subdivision thereof) in which Lender or any lending office is located.

                  "Related Person" shall mean as to any Person, any other Person which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

                  "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder or any event which the Borrower or Guarantor is required to report to the Pension Regulator or otherwise under the PBA which may give rise to, or to the assertion of, any Lien or which may otherwise adversely affect the property, business, prospects or condition (financial or otherwise) of the Borrower or Guarantor.

                  "Responsible Premises" means all property which is now or, to the extent that the Guarantor has any actual or potential liability or responsibility, whether by operation of law, by order of any court or by any agreement, has ever been in the charge, management or control (as such phrases are interpreted under the Ontario EPA) of the Guarantor, and as used herein, shall apply only to the Guarantor.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit and Acceptances.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to, as appropriate, (a) the Alternate Base Rate with respect to Domestic Rate Loans, or (b) the sum of the Average Monthly LIBOR Rate plus one half of one percent (1/2%) with respect to LIBOR Rate Loans.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Term" shall mean the Closing Date through October 2, 2000, as same may be extended in accordance with the provisions of Section 13.1.

                  "Termination Date" shall have the meaning set forth in Section
13.1 hereof.

                  "Termination Event" shall mean (a) in respect of Borrower (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan and (b) in respect of Guarantor (i) the Guarantor ceases to be an employer under any Multiemployer Plan; or (ii) the filing of a notice of intent to terminate or wind up (in whole or in part) a Plan or (iii) the doing of or failure to do any act or thing in furtherance of any termination or wind up (in whole or in part) of a Plan or which may result in such termination or wind up; or (iv) the institution of any proceedings or action by the Pension Regulator or any other Person to terminate, wind up (in whole or in part) or have a trustee appointed to administer a Plan; or (v) the issuance of any notice of proposal to windup a Plan or notice of proposal to appoint an administrator for any Plan or any determination that a wind up (in whole or in part) or termination of any Plan has occurred or will occur; (vi) Borrower or Guarantor is required to make any payment in respect of any unfunded liability or solvency deficiency in respect of any Plan in addition to its minimum regular monthly contribution amounts from time to time required (inclusive of current service, solvency and unfunded liability payments) in respect thereof; (vii) any other event or condition which may, as determined by Lender in the exercise of its discretion, give rise to any Lien in favor of any Person (except in respect of the regular monthly contribution amount not overdue).

                  "Threshold Amount" shall mean the amount identified on
Schedule 5.8(d)(2) as the "Threshold Amount."

                  "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests or any Responsible Premises which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., Ontario EPA, applicable federal, provincial or state law, or any other applicable federal, provincial or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrower's trade creditors which are outstanding beyond normal trade terms.

         1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES, PAYMENTS.

         2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and Acceptances or (y) an amount equal to the sum of:

                           (i) up to 85%, subject to the provisions of Section
                  2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables (calculated based upon the Dollar Equivalent of Receivables of Guarantor), plus

                           (ii) up to 60%, subject to the provisions of Section
                  2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (calculated based upon the Dollar Equivalent of the Inventory of Guarantor) (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"); provided, however, the maximum amount of outstanding Advances against Eligible Inventory shall not exceed $41,000,000 at any one time, plus

                           (iii) but only until the release of Lender's Liens in
                  accordance with Section 4.21 of this Agreement, $17,100,000, which amount shall be reduced by $100,000 on the first day of each month commencing May 1, 1998 until October 2, 2000 when the entire unpaid balance of such amount shall be due and payable, minus

                           (iv) the aggregate amount of outstanding Letters of
                  Credit and Acceptances, minus

                           (v) such reserves as Lender may reasonably deem
                  proper and necessary from time to time, including, as determined by Lender to be appropriate in respect of the Guarantor Collateral, reserves for goods and services, sales and excise taxes and for the rights of unpaid suppliers.

                           The amount derived from (x) the sum of Sections
                  2.1(a)(y)(i) (ii) and (iii)
                  minus (y) Section 2.1(a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount".

                  (b) Discretionary Rights. Lender's determination of Eligible Receivables and Eligible Inventory may result in an increase or decrease by Lender of the Advance Rates at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates may limit or restrict Advances requested by Borrower.

         2.2. Procedure for Revolving Advances Borrowing. Borrower may notify Lender prior to 1:00 p.m. on a Business Day of its request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable. Notwithstanding the foregoing, Lender will not make any Advance pursuant to any notice unless Lender has also received the most recent Borrowing Base Certificate required under Section 9.2 hereof. Each request for a Revolving Advance shall be deemed to be a request for a LIBOR Rate Loan unless a Domestic Rate Loan is specifically requested. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate or Average Monthly LIBOR Rate is increased or decreased, the applicable Revolving Interest Rate shall be similarly changed without notice or demand by an amount equal to the amount of such change in the Alternate Base Rate or Average Monthly LIBOR Rate, as applicable.

         2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to Borrower's account on Lender's books. During the Term, except as otherwise provided in Section 4.21 hereof, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at Lender, or such other bank as Borrower may designate following notification to Lender, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4. INTENTIONALLY OMITTED.

         2.5. Maximum Advances. The aggregate balance of Advances outstanding at any time shall not exceed the Maximum Loan Amount.

         2.6. Repayment of Advances.

                  (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                  (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to or proceeds of Collateral may not be collectible by Lender on the date received. Lender shall credit to Borrower's account (conditional upon final collection) all payments of Receivables (whether received by it from Borrower, through a lock box arrangement or otherwise), in the case of a payment in the form of a wire transfer, upon the Business Day following the Business Day it is received by Lender, in the case of a payment in the form of a depository transfer check, upon the second Business Day following the Business Day Lender deposits it for collection and, in the case of payment in any other form, upon the third Business Day following the Business Day after the day Lender deposits it for collection, and for this purpose deposits of checks and other instruments by a lock box depository bank other than Lender shall not be deemed to be deposits by Lender.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's account or by making Advances as provided in Section 2.2 hereof.

                  (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8. Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. For each month, Lender shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lender and Borrower unless Lender receives a written statement of Borrower's specific exceptions thereto within thirty-five (35) days after such statement is received by Borrower. The records of Lender with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. Letters of Credit and Acceptances. Subject to the terms and conditions hereof, Lender shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") or (b) accept, or cause to be accepted, drafts for Borrower under such Letters of Credit or drafts unrelated to drafts under Letters of Credit ("Acceptances"); provided, however, that Lender will not be required to issue or cause to be issued any Letters of Credit or accept or cause to be accepted any Acceptances to the extent that the face amount of such Letters of Credit and Acceptances would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) plus (iii) outstanding Acceptances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $15,000,000 in the aggregate at any time. The maximum amount of outstanding Acceptances shall not exceed sixty (60%) percent of the amount of Revolving Advances (minus the amount outstanding under clause (iii) of Section 2.1(a)(y) hereof) outstanding. All disbursements or payments related to Letters of Credit and Acceptances shall be deemed to be Revolving Advances and shall bear interest at the Revolving Advance Rate for Domestic Loans; Letters of Credit that have not been drawn upon and unmatured Acceptances shall not bear interest. The amount that Lender shall make available with respect to Acceptances shall be the face amount of the applicable draft less a discount calculated at Lender's banker's acceptance rate in effect on the date of such discount.

         2.10. Issuance of Letters of Credit; Creation of Acceptances.

                  (a) Borrower may request Lender to issue or cause the issuance of a Letter of Credit or create an Acceptance by delivering to Lender at the Payment Office, Lender's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") with respect to Letters of Credit to be issued and any draft, if applicable, completed to the satisfaction of Lender and, such other certificates, documents and other papers and information as Lender may reasonably request.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

         2.11. Requirements For Issuance of Letters of Credit and Acceptances.

                  (a) In connection with the issuance of any Letter of Credit or Acceptance,

Borrower shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit or Acceptance to be issued or created for Borrower. Borrower shall be bound by Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit or Acceptance issued or created for Borrower's account, although this interpretation may be different from Borrower's own; and, neither Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit, Acceptance or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit or Acceptance, except for Lender's or such correspondents' willful misconduct.

                  (b) Borrower shall authorize and direct any bank which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit or in connection with any Acceptance and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any Acceptance therefor.

                  (c) In connection with all Letters of Credit and Acceptances issued or caused to be issued or created by Lender under this Agreement, Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit or Acceptances remain outstanding.

         2.12. Additional Payments. Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's account as a Revolving Advance and added to the Obligations.

         2.13. Mandatory Prepayments. When Borrower sells or otherwise disposes of any Collateral other than (i) Inventory in the ordinary course of business, and (ii) as permitted by Section 4.3, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds. Until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as Lender may determine.


III.     INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding at the end of each day at a rate per annum equal to the Revolving Interest Rate for Domestic Rate Loans and the Average Monthly LIBOR Rate with respect to LIBOR Rate Loans. Commencing thirty (30) days after the due date for any financial statement required hereunder which financial statement indicates the occurrence of an Event of Default, and during the continuation of such Event of Default, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

         3.2. Letter of Credit and Acceptance Fees.

              Borrower shall pay Lender (i) (A) for issuing or causing the issuance of a standby Letter of Credit, a fee computed at a rate per annum of one and one half percent (1.5%) on the outstanding amount thereof from time to time, (B) for issuing or causing the issuance of a Letter of Credit that is not a standby Letter of Credit, a fee equal to one percent (1%) per annum of the original and each increase in the face amount thereof computed on the undisbursed amount thereof from time to time, on the actual number of days elapsed (the fees set forth in (A) and (B) referred to as "Letter of Credit Fees"), and (C) for the acceptance of a draft (whether or not discounted by Lender), a fee ("Acceptance Fee") consisting of: (1) the then prevailing discount rate applicable to Acceptances of a like tenor and amount and (2) one percent (1%) per annum of the face amount of the accepted draft, and (ii) Bank's other customary charges payable in connection with Letters of Credit or Acceptances, as the case may be, as in effect from time to time (which charges shall be furnished to Borrower by Lender upon request). Such fees and charges shall be payable (i) in the case of any Letter of Credit, on its opening (ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and
(B) upon each increase in the outstanding amount thereof, (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof and (iv) in the case of an Acceptance, at the time thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees and Acceptance Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

              On demand following acceleration of all Obligations in accordance with the terms hereof, Borrower will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to outstanding Letters of Credit and Acceptances, and Borrower hereby irrevocably authorizes Lender, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. INTENTIONALLY OMITTED.

         3.4. Collateral Monitoring Fee. Borrower shall pay Lender a collateral monitoring fee equal to $5,000.00 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

         3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate applicable to Domestic Rate Loans during such extension.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower as of the date paid and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Regulatory Changes. If (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by Lender with respect to any Advance or the return to be earned by Lender on any Advance,
(ii) impose any reserve requirements on Lender or any affiliate of Lender that is attributable to the making or maintaining of, or Lender's commitment to make, any Advance, (iii) reduce, or have the effect of reducing, the rate of return on the capital of Lender or any affiliate of Lender allocable to any Advance or Lender's commitment to make any Advance and (b) such reduction, increased reserve or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable hereunder, then Lender shall promptly notify Borrower of such amounts as Lender determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Borrower and Lender shall thereafter in good faith negotiate an adjustment to the fees payable or increased interest payable hereunder which, in the reasonable judgment of Borrower and Lender, will adequately compensate Lender (or Lender affiliate) in light of these circumstances. In the event that Borrower and Lender are unable to agree on such adjustment within thirty (30) days after the date on which Lender sends such notice to Borrower, Borrower may pay the Advances and terminate this Agreement without payment of the Termination Fee provided for in Section 13.1 at any time within the next one hundred eighty (180) days, but with payment of the amount of money that Lender has determined will adequately compensate Lender or its affiliate in these circumstances for the period from the later of the date of such Regulatory Change or the date that is three (3) months prior to the date of Lender's notice to Borrower of such Regulatory Change. In the event Borrower and Lender agree on such adjustment, such amounts shall be paid, in the case of those applicable to prior periods, within fifteen (15) days after request by Lender for such payment or, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by Lender.

         3.8. INTENTIONALLY OMITTED.

         3.9. Taxes. (a) Any and all payments by Borrower or Guarantor to Lender under this Agreement, the Guarantee and the Guarantor Security Documents shall be paid in full without set off or counterclaim and made free and clear of, and without deduction or withholding for, any present or future taxes.

                  (b) Borrower agrees to indemnify and hold harmless the Lender for the full amount of taxes (including any taxes imposed by any jurisdiction on amounts payable under this Section) paid by Lender (save its income taxes) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

                  (c) If Borrower or Guarantor shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to Lender, then:

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) Borrower shall, or shall cause Guarantor to,
                  make such deductions and withholdings;

                           (iii) Borrower shall, or shall cause Guarantor to,
                  pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) Borrower shall, or shall cause Guarantor to,
                  also pay to Lender, at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed.

                  (d) Within thirty (30) days after the date of any payment by Borrower or Guarantor of taxes, Borrower shall, or shall cause Guarantor to, furnish Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

         3.10. Survival. The obligations of Borrower under Sections 2.2(f), 3.7 and 3.9 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.


IV.      COLLATERAL: GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower confirms its and Guarantor's prior grant of a security interest to Lender in all of the Collateral and hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall, and shall cause Guarantor to, mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

         4.2. Perfection of Security Interest. Borrower shall, and shall cause Guarantor to, take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code, the PPSA, or other applicable law. All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's account and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand.

         4.3. Disposition of Collateral. Borrower shall, and shall cause Guarantor to, safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $250,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender to be applied to the Advances.

         4.4. Preservation of Collateral. Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any of Borrower's or Guarantor's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's or Guarantor's owned or leased property. Borrower shall, and shall cause Guarantor to, cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's account and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) Borrower or in the case of the Guarantor Collateral, Guarantor, shall be the sole owner of and fully authorized and able to sell, transfer, pledge or grant a first security interest in each and every item of the Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or Guarantor or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower or Guarantor that appear on such documents and agreements shall be genuine and Borrower or Guarantor shall have full capacity to execute same; and
(d) Borrower's or Guarantor's Equipment and Inventory shall be located at the locations set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to
(i) the sale of Inventory in the ordinary course of business, (ii) Equipment to the extent permitted in Section 4.3 hereof, and (iii) up to five percent (5%) of the book value of Inventory which may at any time be located at outside processors not set forth on Schedule 4.5.

         4.6. Defense of Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, and shall not permit Guarantor to, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall, and shall cause Guarantor to, defend Lender's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Lender for payment of all Obligations, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrower shall, and shall cause Guarantor to, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, the PPSA or other applicable law. Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender or subject to Lender's order and if they shall come into Borrower's or Guarantor's possession, they, and each of them, shall be held by Borrower in trust as Lender's trustee, and Borrower will, and shall cause Guarantor to, immediately deliver them to Lender in their original form together with any necessary endorsement.

         4.7. Books and Records. Borrower shall, and shall cause Guarantor to,
(a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

         4.8. Financial Disclosure. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower or Guarantor, whether made by Borrower or Guarantor or otherwise; however, Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials.

         4.9. Compliance with Laws. Borrower shall, and shall cause Guarantor to, comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's or Guarantor's business the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of Borrower. Borrower or Guarantor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's and Guarantor's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's and Guarantor's business. Upon two (2) days prior notice, Lender and its agents may enter upon any of Borrower's and Guarantor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's and Guarantor's business; provided, that, no notice shall be required upon the occurrence and during the continuance of a Default.

         4.11. Insurance. Borrower and Guarantor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Lender, Borrower shall (a) keep all its insurable properties and properties in which Borrower or Guarantor has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's and Guarantor's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's and Guarantor's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower or Guarantor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower or Guarantor is engaged in business; (e) furnish Lender with (i) certificates of insurance in form and substance reasonably satisfactory to Lender showing continual maintenance and renewal, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (b) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty

(30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender, Borrower and Guarantor to make payment for such loss to Lender and not to Borrower (or Guarantor) and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's or Guarantor's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Upon the occurrence and during the continuance of a Default, Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrower (or Guarantor, as applicable) or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand.

         4.12. Failure to Pay Insurance. If Borrower fails to obtain or to cause Guarantor to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrower's account, and charge Borrower's account therefor and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. Borrower will, and will cause Guarantor to, pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or Guarantor or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower or Guarantor and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's opinion, may possibly create a valid Lien on the Collateral, upon reasonable notice to Borrower, Lender may pay the taxes, assessments or Charges and Borrower hereby indemnifies and holds Lender harmless in respect thereof. Lender will not pay any taxes, assessments or Charges to the extent that Borrower or Guarantor has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section 4.13 shall be charged to Borrower's account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's or Guarantor's credit and Lender shall retain its security interest in any and all Collateral held by Lender.

         4.14. Payment of Leasehold Obligations. Borrower shall, and shall cause Guarantor to, at all times pay, when and as due (and before the expiration of any applicable grace period), its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at

Lender's request, will provide evidence of having done so.

         4.15. Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower or Guarantor, as the case may be, or work, labor or services theretofore rendered by Borrower or Guarantor as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's or Guarantor's, as the case may be, standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Lender.

                  (b) Solvency of Customers. Each Customer, to the best of Borrower's and Guarantor's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower or Guarantor who are not solvent Borrower or Guarantor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Locations of Borrower and Guarantor. Borrower's chief executive office is located at 8526 South Avenue, Youngstown, OH 44514. Guarantor's chief executive office and principal place of business is located at 65 Imperial Street, P.O. Box 66, Station "B", Hamilton, Ontario Canada L8L 7V2. Until written notice is given to Lender by Borrower of any other office at which it or Guarantor keeps its records pertaining to Receivables, all such records shall be kept at such executive office except that original invoices of the Borrower may be kept at Borrower's 45 South Montgomery Avenue, Youngstown, Ohio facility.

                  (d) Collection of Receivables. Until Borrower's or Guarantor's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence and during the continuance of an Event of Default or a Default), Borrower will, at Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as Lender's property and in trust for Lender all amounts received on Borrower's Receivables, and shall not, in the case of Borrower's Receivables, commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver (and, in the case of Guarantor, upon request following the occurrence and during the continuance of an Event of Default or a Default, cause Guarantor to deliver) to Lender in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default or a Default, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.

Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's account and added to the Obligations.

                  (f) Power of Lender to Act on Borrower's Behalf. Lender shall have the right to receive, endorse, assign or deliver in the name of Lender or Borrower or Guarantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power
(i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same; and (v) to do all other acts and things necessary to carry out this Agreement, Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (vii) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (viii) to change the address for delivery of mail addressed to Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to Borrower (with all mail not constituting, evidencing or relating to the Collateral to be forwarded by Lender to Borrower). All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Borrower agrees to cause Guarantor to grant to the Lender a power of attorney substantially on the terms of this Section.

                  (g) No Liability. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default or Default the Lender may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto or release any obligor thereof. Lender is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral other than Guarantor Collateral shall, at the direction of Lender, be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Lender may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of Lender. All funds deposited in such "blocked account" shall immediately become the property of Lender and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively in the case of Borrower, and upon demand by Lender in the case of Guarantor , Lender may establish depository accounts ("Depository Accounts") in the name of Lender at a bank or banks for the deposit of such funds and Borrower or Guarantor, as the case may be, shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

                  (i) Adjustments. Borrower will not, and will not permit Guarantor to, without Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower or Guarantor.

         4.16. Inventory. All Inventory of Borrower has been, and will be, produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. Except as set forth in Section 4.3, the Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not, and will not permit Guarantor to, use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Lender as Borrower's or Guarantor's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender does not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's or

Guarantor's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower or Guarantor of any of the terms and conditions thereof.

         4.19. Environmental Matters.

                  (a) Borrower will, and will cause Guarantor to, ensure that the Real Property and Responsible Premises remains in material compliance with all Environmental Laws and it will not place any Hazardous Substances on any Real Property or Responsible Premises except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Borrower will, and will cause Guarantor to, maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrower will, and, in the case of the Responsible Premises will cause Guarantor to, (i) employ in connection with its use of the Real Property and Responsible Premises appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property and Responsible Premises only at facilities and with carriers that maintain valid permits under RCRA, Ontario EPA and any other applicable Environmental Laws. Borrower shall, and will cause Guarantor to, use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower or Guarantor, as the case may be in connection with the transport or disposal of any Hazardous Waste generated at the Real Property or Responsible Premises.

                  (d) Within thirty (30) Business Days after receipt by it or the Guarantor of a Notice of Release of Hazardous Discharge (as hereafter defined) or Environmental Complaint (as hereafter defined), Borrower shall give written notice thereof to the Lender and simultaneously therewith Borrower shall furnish such information about the Notice of Release of Hazardous Discharge or Environmental Complaint as may be in its or Guarantor's possession. Such information is to be provided to allow Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto. For purposes of this paragraph, the following shall have the following meanings:

         "Notice of Release of Hazardous Discharge" shall mean written notice of any Release of a reportable quantity of any Hazardous Substance at the Real Property or Responsible Premises (such a Release of any Hazardous Substance herein referred to as a "Hazardous Discharge") whether received by the Borrower or Guarantor or given by the Borrower or Guarantor to an applicable Governmental Authority which is likely to or may result in an expenditure in excess of $500,000 with respect to any Release or in excess of $2,000,000 in the aggregate during the Term with respect to all Releases.

         "Environmental Complaint" shall mean any written notice of violation, notification of potential responsibility for investigation of clean-up of environmental conditions at the Real Property or Responsible Premises, any demand letter or complaint, order, citation or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Responsible Premises or Borrower's or Guarantor's interest therein which by the express terms thereof or absence such express terms in Borrower's reasonable judgment is likely to or may result in an expenditure in excess of $500,000 with respect to any Release or in excess of $2,000,000 in the aggregate during the Term with respect to all Releases.

         Borrower shall, and in the case of the Responsible Premises, will cause Guarantor to, promptly forward to Lender all documents and reports concerning a Hazardous Discharge at the Real Property or Responsible Premises for which Borrower has furnished notice to the Lender as required under this Section 4.19(d).

                  (e) Borrower shall promptly forward to Lender copies of any written notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower or Guarantor to dispose of Hazardous Substances which by the express terms thereof or absent such express terms is likely to or may result in an expenditure in excess of $500,000 with respect to any Release or in excess of $2,000,000 in the aggregate during the Term with respect to all Releases. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

                  (f) Borrower shall, and shall cause Guarantor to, respond as a reasonably prudent owner within a reasonable time to any Notice of Release of Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower or Guarantor shall fail to respond promptly to any Notice of Release of Hazardous Discharge or Environmental Complaint or Borrower or Guarantor shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in
Collateral: (A) give such notices or (B) enter onto the Real Property or Responsible Premises (or authorize third parties to enter onto the Real Property or Responsible Premises) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                  (g) Within a reasonable time upon receipt of Notice of Release of Hazardous Discharge or Environmental Complaint under Section 4.19(d) hereof, Borrower shall provide

Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property or Responsible Premises and whether or not any abatement or remediation is necessary. Any report or investigation of such Hazardous Discharge proposed and deemed to be acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $500,000 with respect to any Release or $2,000,000 in the aggregate during the Term with respect to all Releases, Lender shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

                  (h) Borrower shall defend and indemnify Lender and hold Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property or Responsible Premises, whether or not the same originates or emerges from the Real Property or Responsible Premises or any contiguous real estate, including as a result of any loss of value of the Real Property or the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property or Responsible Premises, whether or not any federal, provincial, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to leased premises.

         4.20. Financing Statements. Except for the financing statements filed by Lender and the financing statements described on Schedule 1.2(b), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

         4.21. Release of Security Interest in Equipment. At such time as the amount of availability under clause (iii) of Section 2.1(a)(y) is reduced to zero, whether by operation of such clause (iii) or by prepayment without penalty at the option of Borrower (which prepayment shall be made via financing from a third party lender as set forth in Schedule 7.8 hereof), and all accrued interest on such availability to such time has been paid by Borrower, Lender shall release its Liens upon the Equipment and shall also release its Liens upon the fixed assets of Guarantor.


V.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

         5.1. Authority. Each of Borrower and Guarantor has, with respect to any and all of this Agreement or the Other Documents into which it may be required to enter or under which it assumes any Obligations, full power, authority and legal right to enter into this Agreement and the Other Documents and perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents (a) are within Borrower's and, as the case may be, Guarantor's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's or Guarantor's by-laws, certificate of incorporation, articles of amalgamation or other applicable documents relating to Borrower's or Guarantor's formation or to the conduct of Borrower's or Guarantor's business or of any material agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower or Guarantor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or Guarantor is a party or by which it may be bound.

         5.2. Formation and Qualification.

                  (a) Borrower is duly incorporated and in good standing under the laws of the State of New York, Guarantor is duly amalgamated and in good standing under the laws of Ontario, and each of the Borrower and Guarantor is qualified to do business and is in good standing in the respective jurisdictions listed on Schedule 5.2 which constitute all jurisdictions in which qualification and good standing are necessary for Borrower or Guarantor, as applicable, to conduct its respective business and own its respective property and where the failure to so qualify would have a material adverse effect on Borrower or Guarantor or its respective business. Borrower and Guarantor have each delivered to Lender true and complete copies of its certificate of incorporation or articles of amalgamation, as the case may be, and by-laws and will promptly notify Lender of any amendment or changes thereto.

                  (b) The only Subsidiaries of Borrower are listed on Schedule 5.2.

         5.3. Survival of Representations and Warranties. All representations and warranties of Borrower and Guarantor contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Borrower's federal tax identification number is 16-1144965. Each of Borrower and Guarantor has filed all federal, state, provincial and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state, provincial and local income tax returns of Borrower and Guarantor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 1983, with respect to Borrower and 1991, with respect to Guarantor. The provision for taxes on the books of Borrower and Guarantor are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its or Guarantor's books.

         5.5. Financial Statements.

                  The consolidated and consolidating balance sheets of Borrower and its Subsidiaries which is accounted for by Borrower using the equity method and such other Persons described therein (including the accounts of all such Subsidiaries for the respective periods during which a subsidiary relationship existed) as of March 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Borrower and its Subsidiaries which is accounted for by Borrower using the equity method at such date and the results of their operations for such period. Since March 31, 1997 there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries which is accounted for by Borrower using the equity method as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries which is accounted for by Borrower using the equity method, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name. Neither Borrower nor Guarantor has been known by any other corporate name in the past five years except for Cold Metal Products Company, Inc. and, in the case of Guarantor, Cold Metal Products Company, Ltd. and Direct Steel Inc. and neither Borrower nor Guarantor sells Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower or Guarantor been the surviving corporation of a merger or consolidation (except for the Guarantor amalgamation on or about April 1, 1998) or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth in Schedule 5.6(b).

         5.7. O.S.H.A. and Environmental Compliance.

                  (a) Each of Borrower and Guarantor has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, to the extent applicable, the provisions of the Federal Occupational Safety and Health Act, RCRA, Ontario EPA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or Guarantor or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                  (b) Each of Borrower has been issued or duly applied for all required federal, state, provincial and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) Except as disclosed to Lender in Schedule 5.7, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or Responsible Premises or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or Responsible Premises or any premises leased by Borrower; (iii) neither the Real Property nor any Responsible Premises or premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or Responsible Premises or any premises leased by Borrower or Guarantor, excepting such quantities as are handled in accordance with all Environmental Laws.

         5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) Each of Borrower and Guarantor is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b) Except as disclosed in Schedule 5.8(b), neither Borrower nor Guarantor has (i) any pending or threatened litigation, actions or proceedings which involve the possibility of materially and adversely affecting its business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of Borrower to perform this Agreement, and (ii) any liabilities nor indebtedness other than the Obligations.

                  (c) Neither Borrower nor Guarantor is in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or its business, assets, operations or condition (financial or otherwise), or prospects, nor is Borrower or Guarantor in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) (1) Neither Borrower nor any member of a Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d)(1) hereto. Except as set forth in Schedule 5.8(d)(1): (i) no Plan has incurred any "accumulated funding deficiency", as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and the applicable laws of all other jurisdictions in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC, any plan administrator or trustee or any other Person in respect of a Plan other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated (in whole or in part) by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC, any Plan administrator or trustee or any other Person in respect of a Plan to institute proceedings under Title IV of ERISA to terminate (in whole or in part) any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA, or the applicable laws of any other jurisdiction with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax including arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability,
(viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan including so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980, (xiii) Borrower has not made any application for a funding waiver or holiday or any extension of an amortization period in respect of any Plan; (xiv) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in Borrowers' books and records; (xv) no Lien (except for contribution amounts not yet due and owing) has arisen in connection with any Plan; and (xvi) there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Plans (including to assert rights or claims to benefits) that has resulted or could reasonably result in a material adverse effect on the Collateral, the business, property, condition (financial or otherwise) or prospects of Borrower or Guarantor.

         5.8 (d) (2) Guarantor does not maintain or contribute to any Plan other than the Guarantor Plans. Except as set forth in Schedule 5.8(d)(2): (i) no Guarantor Plan has incurred any funding deficiency on a solvency basis or going concern unfunded liability, as such terms are interpreted under the PBA, whether or not waived, and Guarantor has met all applicable minimum funding requirements under the PBA and the applicable laws of all other jurisdictions in respect of each Guarantor Plan, (ii) each Guarantor Plan is duly registered where required by, and is in compliance and good standing in all material respects under, the PBA and all other applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, the Income Tax Act of Canada, (iii) Guarantor has not incurred any liability to the Pension Regulator, any Plan administrator or trustee or any other Pension in respect of a Guarantor plan, other than for payment of premiums and plan benefits, and there are no premium payments which have become due which are unpaid, (iv) no Guarantor Plan has been terminated or wound up (in either case, in whole or in part) by the Pension Regulator or the plan administrator thereof, and there is no occurrence which would cause any plan administrator or trustee or to the knowledge of the Guarantor, the Pension Regulator or any other Person in respect of a Plan to institute proceedings to terminate or wind up (in either case, in whole or in part) any Guarantor Plan,
(v) the current value of the assets of each Guarantor Plan exceeds the present value of the accrued benefits and other liabilities of such Guarantor Plan, and neither Borrower nor Guarantor knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor Guarantor has breached any of the responsibilities, obligations or duties imposed on it by the PBA or the applicable laws of any other jurisdiction with respect to any Guarantor Plan,
(vii) Guarantor has not to its knowledge taken any action which would constitute or result in a Termination Event with respect to any such Guarantor Plan, (viii) Guarantor has made all contributions due and payable with respect to each Guarantor Plan, (ix) Guarantor has no fiduciary responsibility for investments with respect to any Plan existing for the benefit of persons other than employees and former employees of Guarantor and their beneficiaries, and (x) Guarantor has not made any application for any extension of an amortization period in respect of any Guarantor Plan; (xi) all vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in Guarantor's books and records; (xii) no Lien has arisen in connection with any Guarantor Plan, except for Permitted Encumbrances; and (xiii) to the knowledge of the Guarantor there are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Guarantor Plans (including to assert rights or claims to benefits) that has resulted or could reasonably result in a material adverse effect on the Collateral, the business property, condition (financial or otherwise) or prospects of Borrower or Guarantor.

         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, tradenames, assumed names, and trade secrets, and licenses with respect to the foregoing, owned or utilized by Borrower or Guarantor are set forth on Schedule 5.9, are valid and have been duly registered (or application for registration duly filed) or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower or Guarantor and all trade secrets used by Borrower or Guarantor consists of original material or property developed by Borrower or Guarantor or was lawfully acquired by Borrower or Guarantor from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower or Guarantor , Borrower or Guarantor, as applicable, is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each of Borrower and Guarantor (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of Borrower or Guarantor.

         5.11. Default of Indebtedness. Neither Borrower nor Guarantor is in default in the payment of the principal of or interest on any Indebtedness in excess of $100,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder and result in the acceleration of such Indebtedness.

         5.12. No Default. Neither Borrower nor Guarantor is in default in any material respect in the payment or performance of any of its contractual obligations and no Default has occurred.

         5.13. No Burdensome Restrictions. Neither Borrower nor Guarantor is party to any contract or agreement the performance of which would materially adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of Borrower or Guarantor. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. Neither Borrower nor Guarantor is involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrower's or Guarantor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.14 hereto.

         5.15. Margin Regulations. Neither Borrower nor Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by Borrower or Guarantor in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or Guarantor or which reasonably should be known to Borrower or Guarantor which Borrower or Guarantor has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of Borrower or Guarantor.

         5.18. INTENTIONALLY OMITTED.

         5.19. Swaps. Neither Borrower nor Guarantor is a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or Guarantor or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than as described in the Company's Form 10-K Annual Report for the fiscal year ended March 31, 1996. On the Closing Date, Borrower and Guarantor will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower and Guarantor.

         5.23. Workers' Compensation. Neither the Borrower nor Guarantor has any unpaid workers' compensation or like obligations which could in the aggregate, have a material adverse effect on the business or affairs of Borrower or Guarantor as the case may be, except as are being incurred, and paid on a current basis in the ordinary course of business, and there are no proceedings, claims, actions, orders or investigations relating to worker's compensation outstanding, pending or, to their knowledge, threatened relating to them or any of their employees or former employees which could, in the aggregate, have such material adverse effect.

         5.24. Responsible Premises. Except as set forth in Schedule 5.24 (a) no part of the Responsible Premises has been condemned, taken or expropriated by any provincial, state, municipal or any other competent authority, and no alteration, repair, improvement or other work has been ordered or directed to be done or performed to or in respect of such property by any provincial, state, municipal or any other competent authority; (b) there are no Liens, easements, encroachments, rights-of-way, work orders, licenses, concession agreements, leases or tenancies affecting the Responsible Premises, save and except for Permitted Encumbrances; (c) there is nothing owing in respect of the Responsible Premises including any leasehold property (to the extent Borrower or Guarantor is or may be liable for same) to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the fittings, machines, apparatus, meters or other things leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities, except current charges and Permitted Encumbrances;
(d) Borrower and Guarantor do not retain any interest, beneficially or otherwise, in any land abutting the Responsible Premises either by way of fee or equity of redemption in or a power or right to grant or exercise a power of appointment with respect to, any such land abutting the Responsible Premises;
(e) the buildings on the Responsible Premises are located entirely within the limits of such Responsible Premises, and all present uses in respect of the Responsible Premises may lawfully be continued, and all permitted uses are satisfactory for the Borrower's and Guarantor's current and intended purposes;
(f) there are no unsatisfied judgments against Borrower or Guarantor and there are no writs of execution which would affect the Responsible Premises, including or any of their interests in any leasehold property; (g) all real property taxes, including local improvement rates, have been paid when due to date in respect of the Responsible Premises; (h) all accounts for work and service performed, and materials placed or furnished upon or in respect of the Responsible Premises, including any of its leasehold property, including any claims by any municipal, provincial or other competent authority, have been fully paid, and no one is entitled to claim a lien under the Construction Lien Act of Ontario (or any similar law or legislation of any jurisdiction applicable to the Responsible Premises) against such Responsible Premises or any part thereof; and (i) no portion of the loans are being advanced or used in connection with any alteration, addition or improvement to or work on or in respect of the Responsible Premises.


VI.      AFFIRMATIVE COVENANTS.

         Borrower shall and shall cause Guarantor to, until payment in full of the Obligations and termination of this Agreement:

         6.1. Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Lender may, without making demand, charge the account of Borrower for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would have a material adverse effect on Borrower or Guarantor or its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

         6.3. Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower or Guarantor which may materially and adversely affect the Collateral or Borrower's or Guarantor's business, assets, operations, condition (financial or otherwise) or prospects.

         6.4. Government Receivables. Take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them. The Lender and Borrower acknowledge that the Guarantor will not comply with the Financial Administration Act of Canada or similar provincial laws and that no Receivables payable by the Government of Canada or any province, or any agency or instrumentality thereof will be "Eligible Receivables".

         6.5. Current Ratio. Cause the ratio of consolidated current assets to consolidated current liabilities to be not less than 1.23 to 1 at the end of the fiscal quarter ending March 31, 1998 and at the end of each fiscal quarter thereafter during the Term; provided, however, that for the fiscal quarter ending June 30, 1998 and thereafter during the Term the ratio may be adjusted by the mutual agreement of Borrower and Lender based upon projections delivered to Lender in accordance with Section 9.12 hereof. The above ratios shall be calculated exclusive of the effect of any conversion to a current liability of any Indebtedness to Lender.

         6.6. INTENTIONALLY OMITTED.

         6.7. INTENTIONALLY OMITTED.

         6.8. Fixed Charge Coverage. Cause the ratio of (x) the sum of aggregate consolidated net income during each fiscal period set forth below plus the aggregate amount of income tax, and the interest, depreciation, amortization and all other non-cash expense deducted in determining such net income during such fiscal period to (y) aggregate consolidated interest expense during such fiscal period plus aggregate amount of tax expense and capital expenditures paid in cash during such fiscal period plus, without duplication, the aggregate amount of scheduled reductions in availability during such fiscal period pursuant to Section 2.1(a)(y)(iii) hereof to be not less than the ratio corresponding to the fiscal periods set forth below:

                  Fiscal Period                               Ratio
                  -------------                               -----

                  4/1/97 - 3/31/98                            1.00 to 1
                  and each four quarter
                  fiscal period thereafter
                  during the Term;

provided, however, that for the fiscal period ending June 30, 1998 and thereafter during the Term the ratio may be adjusted by the mutual agreement of Borrower and Lender based upon projections delivered to Lender in accordance with Section 9.12 hereof.

         6.9. Total Liabilities to Equity. Cause the ratio of total consolidated Indebtedness to consolidated stockholders equity (exclusive of Borrower's foreign currency translation adjustment account) to be not more than 3.89 to 1 at the end of the fiscal quarter ending March 31, 1998 and at the end of each fiscal quarter thereafter during the Term; provided, however, that for the fiscal quarter ending June 30, 1998 and thereafter during the Term the ratios provided in this Section 6.9 may be adjusted by the mutual agreement of Borrower and Lender based upon projections delivered to Lender in accordance with Section
9.12 hereof. The above ratios shall be calculated exclusive of any future accounting changes and their impact on non-current liabilities and shareholders' equity.

         6.10. Execution of Supplemental Instruments. Execute and deliver to Lender, from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

         6.11. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

         6.12. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.9, 9.10, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII.     NEGATIVE COVENANTS.

         Borrower shall not, and shall not permit Guarantor to, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1. Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation, amalgamation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; provided, however, that Borrower may enter into any such transaction if (i) the aggregate amount of all such transactions during any fiscal year does not exceed $2,000,000, (ii) Lender has a valid and enforceable lien on and security interest in the assets of any such acquired Person and (iii) no Default or Event of Default would be in existence after giving effect thereto.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as otherwise permitted elsewhere in this agreement.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) as disclosed on Schedule 7.3, and (b) the endorsement of checks in the ordinary course of business.

         7.4. Investments. Except as otherwise provided in this Agreement, purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $100,000 at any time outstanding, (c) loans by Borrower to (and repayments of loans

by) the Guarantor and (d) loans by Guarantor to (and repayment of loans by) the Borrower.

         7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $12,000,000 in the aggregate for itself and its Subsidiaries;

         7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower or Guarantor (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower except that dividends may be declared and paid by the Guarantor to the Parent provided that all applicable withholding taxes are withheld and remitted when required and so long as (a) a notice of termination with regard to this Agreement shall not be outstanding, (b) no Event of Default or Default shall have occurred, and (c) the purpose for such purchase, redemption or dividend shall be as set forth in writing to Lender at least ten
(10) days prior to such purchase, redemption or dividend and such purchase, redemption or dividend shall in fact be used for such purpose, Borrower shall be permitted to (1) pay dividends in an aggregate, cumulative amount not to exceed twenty-five percent (25%) of Borrower's after-tax income on a cumulative basis (exclusive of the (i) FASB 106, 109 and 112 adjustments for Borrower's fiscal year ending March 31, 1994 in the amount of $10,956,000 and (ii) the effect of any future accounting changes on the cumulative income recorded as a result of recognizing non-current liabilities) calculated commencing with the results of Borrower's fiscal year ending March 31, 1997 and (2) repurchase or redeem its common stock not to exceed the aggregate amount of $2,000,000; provided, however, that after giving effect to the payment of such dividends there shall not exist any Event of Default or Default and Borrower shall have Undrawn Availability equal to no less than the amount of dividends to be paid.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of Borrower or Guarantor except in respect of (i) Indebtedness to Lender; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof, (iii) Indebtedness disclosed on
Schedule 7.8 and (iv) Indebtedness in connection with loans permitted under
Section 7.5.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10. Transactions with Affiliates. Except as permitted by Section 7.5 hereof, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a

Person other than an Affiliate; provided, however, that Borrower may engage in any activity contemplated by that certain Tax Sharing and Indemnification Agreement dated January 31, 1994 between Borrower and Aarque Management Corporation as in effect on August 1, 1994.

         7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $5,000,000 in any one fiscal year.

         7.12. Subsidiaries.

                  (a) Form any Subsidiary.

                  (b) Enter into any partnership, joint venture or similar arrangement; provided, however, that Borrower may enter into any such transactions or arrangements to the extent that (i) the aggregate value of all such transactions or arrangements do not exceed $2,000,000 during any fiscal year and (ii) there is no existing Default or Event of Default and no Default or Event of Default would occur as a result of such transaction or arrangement.

         7.13. Fiscal Year and Accounting Changes. Change its fiscal year from March 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. Pledge of Credit. Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's or Guarantor's business as conducted on the date of this Agreement.

         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any material term or provision of its Articles of Incorporation or Amalgamation or By-Laws unless required by law.

         7.16. Compliance with ERISA and PBA. (i) (x) Maintain, or permit any member of a Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of a Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) in the case of the Borrower, engage, or permit any member of a Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of a Controlled Group to incur, any, in the case of Borrower, "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code or, in the case of the Guarantor, any funding deficiency on a solvency basis as such term is interpreted under the PBA that is greater than the Threshold Amount, (iv) terminate or wind up (in whole or in part), or permit any member of a Controlled Group to terminate or wind up (in whole or in part), any Plan where such event could result in the imposition of a Lien (other than a Permitted Encumbrance) on the property of Borrower or Guarantor or any member of a Controlled Group pursuant to

Section 4068 of ERISA or applicable provisions of the PBA, (v) assume, or permit any member of a Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of a Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event of which it is aware, (viii) fail to comply, or permit a member of a Controlled Group to fail to comply, with the requirements of ERISA, the PBA or the Code or other applicable laws in respect of any Plan, or (ix) fail to meet, or permit any member of a Controlled Group to fail to meet, all minimum funding requirements under ERISA, the PBA or the Code or postpone or delay or allow any member of a Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender and other than trade accounts payable and pension obligations), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower for borrowed money; provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, (i) Borrower may modify, refinance or prepay any Indebtedness related to the Ottawa Financing, (ii) Borrower and Guarantor may prepay Indebtedness in the ordinary course of business not to exceed $100,000 in the aggregate in any fiscal year and (iii) Borrower and Guarantor may repay loans by each of them to the other.


VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to Initial Advances. The agreement of Lender to make the initial Advances requested to be made on or after the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (b) Corporate Proceedings of Borrower. Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of Borrower and Guarantor authorizing (i) the execution, delivery and performance of this Agreement, and any Other Documents, (collectively the "Documents") and (ii) the granting by Borrower and Guarantor of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower or Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (c) Incumbency Certificates of Borrower. Lender shall have received a certificate of the Secretary or an Assistant Secretary of Borrower or Guarantor , dated the Closing Date, as to the incumbency and signature of the officers of Borrower or Guarantor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (d) Certificates. Lender shall have received a copy of the Articles or Certificate of Incorporation and Amalgamation of Borrower and Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and Guarantor and all agreements of Borrower's and Guarantor's shareholders certified as accurate and complete by the Secretary or Assistant Secretary of Borrower or Guarantor ;

                  (e) Good Standing Certificates. Lender shall have received good standing certificates for Borrower and Guarantor dated not more than 25 days prior to the Closing, issued by the Secretary of State or other appropriate official of Borrower's and Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's and Guarantor's business activities or the ownership of its properties necessitates qualification;

                  (f) Legal Opinion. Lender shall have received the executed legal opinion of Cohen Swados Wright Hanifin Bradford & Brett, LLP and of Blake, Cassels & Graydon and Quebec counsel to the Guarantor, in form and substance satisfactory to Lender, which shall cover such matters incident to the transactions contemplated by this Agreement and related agreements as Lender may reasonably require;

                  (g) Guarantee, Guarantor Security Documents. Lender shall have received (i) executed copies of the Guarantee and the Guarantor Security Documents, (ii) all Other Documents, and (iii) evidence of the due filing and recording of the Guarantor Security Documents as first priority Liens on the Guarantor Collateral in each jurisdiction where Lender or its counsel determine such filings to be necessary or of advantage;

                  (h) Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary; and

                  (i) No Adverse Material Change. (i) Since December 31, 1997, there shall have occurred (x) no material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower or Guarantor, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower or Guarantor and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect.

                  (j) Consent of Participants. Lender shall have received the consent of the existing Transferee lenders to the execution of this Agreement and the transactions contemplated herein.

         8.2. Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Except for such events or changes in circumstances which are permitted under this Agreement and of which Borrower has notified Lender, each of the representations and warranties made by Borrower or Guarantor in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX.      INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, Borrower's or Guarantor's reclamation or repossession of, or the return to Borrower or Guarantor of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to Lender on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules, (c) Inventory reports and (d) Borrowing Base Certificate, provided, however, Lender may require reporting on a daily basis following the occurrence and during the continuance of an Event of Default. In addition, Borrower will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules together with invoice registers, and (ii) such further schedules, documents or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by Borrower and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

         9.3. Environmental Reports. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7, with a certificate of Borrower signed by the President of Borrower stating, to the best of his knowledge, that there have been no events requiring notice to the Lender as required under Section 4.19 of this Agreement other than such notices as have been furnished to the Lender since the last such certificate furnished by the Borrower.

         9.4. Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting Borrower or Guarantor, whether or not the claim is covered by insurance, which may materially and adversely affect the Collateral or Borrower's business, assets, operations, condition or prospects (financial or otherwise).

         9.5. Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject Borrower to a tax imposed by Section 4971 of the Internal Revenue Code;
(d) any matter which may give rise to a

Termination Event or any termination or windup (in whole or in part) of any Plan or any Lien (choate or inchoate, except for monthly contribution amounts not due and unpaid) on any of Collateral, (e) each and every default by Borrower or Guarantor which might result in the acceleration of the maturity of Indebtedness in excess of $750,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of Borrower or Guarantor which might reasonably be expected to be materially adverse; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

         9.6. Government Receivables. Notify Lender immediately if any of its or Guarantor's Receivables arise out of contracts between Borrower or Guarantor and the United States or Canada, any state, province or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each fiscal year of Borrower and Guarantor, financial statements of Borrower and Guarantor on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender (the "Accountants"). The report of such accounting firm shall be accompanied by a statement of such accounting firm certifying Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.8 and 6.9. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.8 and 6.9 hereof.

         9.8. INTENTIONALLY OMITTED.

         9.9. Monthly Financial Statements. Furnish Lender within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower and Guarantor and unaudited statements of income and stockholders' equity and cash flow of Borrower and Guarantor on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower, signed by the President or Chief Financial Officer of Borrower, which shall state whether an Event of Default or a Default has occurred. With respect to the monthly financial statements relating to the last month of a fiscal quarter, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.8 and 6.9 hereof.

         9.10. Other Reports. Furnish Lender as soon as available, but in any event within twenty (20) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders generally.

         9.11. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrower including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's or Guarantor's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's or Guarantor's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound.

         9.12. Projected Operating Budget. Furnish Lender, no later than forty-five (45) days after the beginning of each of Borrower's fiscal years commencing with fiscal year 1998, a month by month projected operating budget and cash flow of Borrower (on a consolidated basis) for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. Revisions to Projections. Promptly furnish Lender, on a quarterly basis, any revisions of the projections delivered pursuant to Section 9.12 hereof, giving effect to actual year to date results and anticipated results for the balance of the applicable fiscal year.

         9.14. Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower or Guarantor by any Governmental Authority or any other Person that is material to the operation of Borrower's or Guarantor's business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower or Guarantor with any Governmental Authority or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or Guarantor , or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to Borrower or Guarantor.

         9.15. ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (i) Borrower, Guarantor or any member of a Controlled Group knows or has reason to know that a Lien has arisen in respect of any Plan (except for current contribution amounts not due and unpaid) or that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower, Guarantor or member of a Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, Pension Regulator, PBGC or any other Governmental Authority or Person (except for benefit claims in the ordinary course)with respect thereto, (ii) Borrower, Guarantor or any member of a Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver or holiday request has been filed or taken with respect to any Plan of Borrower together with all communications received by Borrower or any member of the Controlled Group with respect to such request or action, (iv) the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower, Guarantor or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower, Guarantor or any member of the Controlled Group shall receive from the PBGC, Pension Regulator or other Governmental Authority or notice of proposal to windup any Plan or notice of proposal to appoint an administrator in respect of any Plan or any other notice of intention to terminate or wind up (in whole or in part) a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower, Guarantor or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter; (vii) Borrower, Guarantor or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower, Guarantor or any member of the Controlled Group shall fail to make a required installment or any other required payment or remittance in respect of any Plan on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan. Borrower shall forthwith provide to Lender a copy of each actuarial valuation made in respect of any Plan of Borrower or Guarantor that is filed with a Pension Regulator.

         9.16. Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

         10.2. any representation or warranty made or deemed made by Borrower or Guarantor in this Agreement, any of the Other Documents or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by Borrower or Guarantor to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's or Guarantor's property which is not stayed or lifted within thirty (30) days;

         10.5. failure or neglect of Borrower or Guarantor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between Borrower or Guarantor and Lender other than a failure or neglect of Borrower or Guarantor to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.4 or 9.6 hereof which is cured within thirty (30) days from the occurrence of such failure or neglect;

         10.6. one or more judgments is rendered or judgment liens or writs of seizure, execution or similar process or distress or hypothecary right of a landlord or any right of an unpaid seller to reclaim or repossess any property shall be issued, exercised or filed against Borrower or Guarantor for an amount in excess of $500,000 in the aggregate which within thirty (30) days of such rendering or filing are not either satisfied, stayed or discharged of record;

         10.7. Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, (x) any petition filed against it in any involuntary case under such bankruptcy laws, or (y) any proceeding or petition seeking the appointment of a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. Guarantor or any other Subsidiary of Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors or, in the case of Guarantor or any Canadian Subsidiary, file any proposal or notice of intent to file a proposal,
(iv) commence a voluntary proceeding under any state, province or federal bankruptcy, insolvency, liquidation, winding up or restructuring laws (as now or hereafter in effect) (collectively "Bankruptcy Laws"), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition or otherwise institute any proceeding seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, (x) any petition, action, proposal or proceeding filed or instituted against it in any involuntary case under such Bankruptcy Laws or (y) any action or proceeding or petition seeking the appointment of a receiver, custodian, administrator, monitor, trustee or liquidator of itself or all or a substantial part of its property, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any change in Borrower's or Guarantor's condition or affairs (financial or otherwise) which in Lender's good faith opinion materially and adversely impairs the Collateral or the ability of Borrower to perform its Obligations under this Agreement or of Guarantor under the Guarantee;

         10.11. any Lien created hereunder or provided for hereby or under the Other Documents for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12. a default of the obligations of Borrower or Guarantor under the Other Documents or any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

         10.13. termination or breach of any Guarantee or similar agreement executed and delivered to Lender in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guarantee or similar agreement or, Guarantor fails to perform or observe any of its obligations under the Other Documents to which it is party or shall challenge the validity, binding effect or enforceability of any such Other Documents;

         10.14. any Change of Control or if Borrower ceases to own 100% of the capital stock of Guarantor;

         10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lender;

         10.16. (i) any Governmental Authority shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower or Guarantor, the continuation of which is material to the continuation of Borrower's or Guarantor's business, or

(B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's or Guarantor's business and the staff of such Governmental Authority issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of Borrower's or Guarantor's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would have a material adverse effect on Borrower's or Guarantor's business or financial condition;

         10.17. any portion of the Collateral shall be seized or taken by a Governmental Authority, or Borrower or Guarantor or the title and rights of Borrower or Guarantor or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.18. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower, Guarantor or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the applicable Governmental Authority, including as applicable the Pension Regulator or PBGC, (or both) which, in the reasonable judgment of Lender, would have a material adverse effect upon the Collateral or the ability of Borrower or Guarantor to perform its Obligations under this Agreement or the Other Documents; or

         10.19. any Event of Default shall occur under any of the Guarantor Security Documents.


XI.      BANK'S RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Article 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make Advances shall be deemed terminated; (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances; and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws the obligation of Lender to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code, the PPSA, including rights as a hypothecary creditor under the Civil Code of Quebec, and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrower to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery (other than Guarantor Collateral), as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission to use without charge all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral (other than Guarantor Collateral) shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. All proceeds realized from the sale of any Guarantor Collateral and payments made by Guarantor pursuant to the Guarantee or otherwise shall be applied as follows: first, to the principal of the Obligations; second, to reasonable costs and expenses incurred by the Lender; and third, to interest due upon or compromised in the Obligations and to any other Obligations then due.

         11.2. Lender's Discretion. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

         11.3. Setoff. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any of Borrower's or Guarantor's property held by Lender to reduce the Obligations.

         11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not


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



preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all in struments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party sixty
(60) days prior written notice. Borrower may terminate this Agreement at any time upon ten (10) days' prior written notice ("Termination Date") upon payment in full of the Obligations.

         13.2. Termination. The termination of the Agreement shall not affect any of Borrower's or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect except as set forth in Section 4.21, notwithstanding the termination of this Agreement or the fact that Borrower's account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9- 404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.


XIV.     MISCELLANEOUS.

         14.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         14.2. Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived,


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



supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

         14.3. Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

                  (b) Lender may sell, assign or transfer all or any part of its rights under this Agreement and all related agreements, instruments and documents provided Borrower is given notice of such sale as soon as practicable and the transferee agrees to perform the obligations of the transferor; in addition to the foregoing, Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

         14.4. Application of Payments. Lender shall, subject to Section 11.1 hereof, have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower or Guarantor makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's or Guarantor's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

         14.5. Indemnity. Borrower shall indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the


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



willful misconduct of Lender.

         14.6. Notice. Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (c) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

                  (A)      If to Lender, at:    BNY Financial Corporation
                                                1290 Avenue of the
                                                Americas
                                                New York, New York
                                                10104
                                                Attention:  Anthony Viola
                                                Telephone:  (212) 408-4096
                                                Telecopier: (212) 408-4313

                  with a copy to:               Hahn & Hessen, LLP
                                                350 Fifth Avenue
                                                New York, New York 10118
                                                Attention:  Steven J. Seif, Esq.
                                                Telephone:  (212) 736-1000
                                                Telecopier: (212) 594-7167

                  (B)      If to Borrower, at:  Cold Metal Products, Inc.
                                                8526 South Avenue
                                                Youngstown, Ohio 44514
                                                Attention:  Allen R. Morrow
                                                Telephone:  (216) 758-1194
                                                Telecopier: (216) 758-2705

                  with a copy to:               Cohen Swados Wright Hanifin


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



                                        Bradford & Brett, LLP
                                        Seventy Niagara Street
                                        Buffalo, New York 14202-3467
                                        Attention:  Douglas G. Kirkpatrick, Esq.
                                        Telephone:  (716) 856-4600
                                        Telecopier: (716) 856-5228

         14.7. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         14.8. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's account and shall be part of the Obligations.

         14.9. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         14.10. Consequential Damages. Neither Lender nor any agent or attorney for Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         14.11. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         14.12. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature..

         14.13. Construction. The parties acknowledge that each party and its counsel have


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reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         Each of the parties has signed this Agreement as of the day and year first above written.

                                       COLD METAL PRODUCTS, INC.


                                       By:  /s/ A. R. MORROW
                                            -----------------------
                                       Its:  Vice President
SEAL:

                                       Address:     8526 South Avenue
                                                    Youngstown, Ohio 44514


                                       BNY FINANCIAL CORPORATION


                                       By: /s/ ANTHONY VIOLA
                                           ------------------------
                                       Its:  Vice President

                                       Address:     1290 Avenue of the Americas
                                                    New York, New York 10104

ACKNOWLEDGED AND AGREED:

COLD METAL PRODUCTS, LIMITED.

By: /s/ JAMES R. HARPSTER
---------------------------
Its: President

STATE OF  Ohio             )
                           ss.
COUNTY OF Mahoning         )

         On this 27th day of March, 1998, before me personally came Allen R. Morrow, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of COLD METAL PRODUCTS, INC. the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                 /s/ TONI MAULE
                                 ---------------------
                                  Notary Public

STATE OF Ohio              )
                           ss.
COUNTY OF Mahoning         )

         On this 27th day of March, 1998, before me personally came James R. Harpster, to me known, who, being by me duly sworn, did depose and say that he is the President of COLD METAL PRODUCTS, LIMITED. the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


STATE OF NEW YORK          )
                           ss.
COUNTY OF NEW YORK         )

         On this 30th day of March, 1998, before me personally came Anthony Viola, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of BNY FINANCIAL CORPORATION, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                  /s/ WYNANDA ROSENBERG
                                  ------------------------
                                  Notary Public